Exhibit 4.1

AVISTA CORPORATION

TO

CITIBANK, N.A.

As Successor Trustee under

Mortgage and Deed of Trust,

dated as of June 1, 1939

Fortieth Supplemental Indenture

Providing among other things for a Series of Bonds designated

“First Mortgage Bonds, Collateral Series due 2011”

Due April 5, 2011

Dated as of April 1, 2006

FORTIETH SUPPLEMENTAL INDENTURE

THIS INDENTURE, dated as of the 1st day of April, 2006, between AVISTA CORPORATION (formerly known as The Washington Water Power Company), a corporation of the State of Washington, whose post office address is 1411 East Mission Avenue, Spokane, Washington 99202 (the “Company”), and CITIBANK, N.A., formerly First National City Bank (successor by merger to First National City Trust Company, formerly City Bank Farmers Trust Company), a national banking association incorporated and existing under the laws of the United States of America, whose post office address is 388 Greenwich Street – 14th Floor, New York, New York 10013 (the “Trustee”), as Trustee under the Mortgage and Deed of Trust, dated as of June 1, 1939 (the “Original Mortgage”), executed and delivered by the Company to secure the payment of Bonds issued or to be issued under and in accordance with the provisions thereof, this indenture (the “Fortieth Supplemental Indenture”) being supplemental to the Original Mortgage, as heretofore supplemented and amended.

WHEREAS pursuant to a written request of the Company made in accordance with Section 103 of the Original Mortgage, Francis M. Pitt (then Individual Trustee under the Mortgage, as supplemented) ceased to be a trustee thereunder on July 23, 1969, and all of his powers as Individual Trustee have devolved upon the Trustee and its successors alone; and

WHEREAS by the Original Mortgage the Company covenanted that it would execute and deliver such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Original Mortgage and to make subject to the lien of the Original Mortgage any property thereafter acquired intended to be subject to the lien thereof; and

WHEREAS the Company has heretofore executed and delivered, in addition to the Original Mortgage, the indentures supplemental thereto, and has issued the series of Bonds, set forth in Exhibit A hereto (the Mortgage, as supplemented and amended by the First through Thirty-ninth Supplemental Indentures being herein sometimes called the “Mortgage”); and

WHEREAS the Original Mortgage and the First through Thirty-eighth Supplemental Indentures have been appropriately filed or recorded in various official records in the States of Washington, California, Idaho, Montana and Oregon, as set forth in the First through Thirty-ninth Supplemental Indentures and the Instrument of Further Assurance, dated December 15, 2001, hereinafter referred to; and

WHEREAS the Thirty-ninth Supplemental Indenture, dated as of November 1, 2005 has been appropriately filed or recorded in the various official records in the States of Washington, Idaho, Montana and Oregon set forth in Exhibit B hereto; and

WHEREAS for the purpose of confirming or perfecting the lien of the Mortgage on certain of its properties, the Company has heretofore executed and delivered a

Short Form Mortgage and Security Agreement, in multiple counterparts dated as of various dates in 1992, and such instrument has been appropriately filed or recorded in the various official records in the States of California, Montana and Oregon; and

WHEREAS for the purpose of confirming or perfecting the lien of the Mortgage on certain of its properties, the Company has heretofore executed and delivered an Instrument of Further Assurance dated as of December 15, 2001, and such instrument has been appropriately filed or recorded in the various official records in the States of Washington, California, Idaho, Montana and Oregon; and

WHEREAS in addition to the property described in the Mortgage the Company has acquired certain other property, rights and interests in property; and

WHEREAS Section 8 of the Original Mortgage provides that the form of each series of Bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon Bonds of such series shall be established by Resolution of the Board of Directors of the Company; that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the Bonds and various other terms thereof; and that such series may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such Bonds are to be issued and/or secured under the Mortgage; and

WHEREAS Section 120 of the Original Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of Bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

WHEREAS the Company now desires to create a new series of Bonds; and

WHEREAS the execution and delivery by the Company of this Fortieth Supplemental Indenture and the terms of the Bonds of the Fortieth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors; and all things necessary to make this Fortieth Supplemental Indenture a valid, binding and legal instrument have been performed;

NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, hereby confirms the estate, title and rights of the Trustee (including, without limitation, the lien of the Mortgage on the property of the Company subjected thereto, whether now owned or hereafter acquired) held as security for the payment of both the principal of and interest and premium, if any, on the Bonds from time to time issued under the Mortgage according to their tenor and effect and the performance of all the provisions of the Mortgage and of such Bonds, and, without limiting the generality of the foregoing, hereby confirms the grant, bargain, sale, release, conveyance, assignment, transfer, mortgage, pledge, setting over and confirmation unto the Trustee, contained in the Mortgage, of all the following described properties of the Company, whether now owned or hereafter acquired, namely:

All of the property, real, personal and mixed, of every character and wheresoever situated (except any hereinafter or in the Mortgage expressly excepted) which the Company now owns or, subject to the provisions of Section 87 of the Original Mortgage, may hereafter acquire prior to the satisfaction and discharge of the Mortgage, as fully and completely as if herein or in the Mortgage specifically described, and including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in Mortgage) all lands, real estate, easements, servitudes, rights of way and leasehold and other interests in real estate; all rights to the use or appropriation of water, flowage rights, water storage rights, flooding rights, and other rights in respect of or relating to water; all plants for the generation of electricity, power houses, dams, dam sites, reservoirs, flumes, raceways, diversion works, head works, waterways, water works, water systems, gas plants, steam heat plants, hot water plants, ice or refrigeration plants, stations, substations, offices, buildings and other works and structures and the equipment thereof and all improvements, extensions and additions thereto; all generators, machinery, engines, turbines, boilers, dynamos, transformers, motors, electric machines, switchboards, regulators, meters, electrical and mechanical appliances, conduits, cables, pipes and mains; all lines and systems for the transmission and distribution of electric current, gas, steam heat or water for any purpose; all towers, mains, pipes, poles, pole lines, conduits, cables, wires, switch racks, insulators, compressors, pumps, fittings, valves and connections; all motor vehicles and automobiles; all tools, implements, apparatus, furniture, stores, supplies and equipment; all franchises (except the Company’s franchise to be a corporation), licenses, permits, rights, powers and privileges; and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature.

The property so conveyed or intended to be so conveyed under the Mortgage shall include, but shall not be limited to, the property set forth in Exhibit C hereto, the particular description of which is intended only to aid in the identification thereof and shall not be construed as limiting the force, effect and scope of the foregoing.

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Original Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

THE COMPANY HEREBY CONFIRMS that, subject to the provisions of Section 87 of the Original Mortgage, all the property, rights, and franchises acquired by the Company after the date thereof (except any hereinbefore or hereinafter or in the Mortgage expressly excepted) are and shall be as fully embraced within the lien of the Mortgage as if such property, rights and franchises had been owned by the Company at the date of the Original Mortgage and had been specifically described therein.

PROVIDED THAT the following were not and were not intended to be then or now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed under the Mortgage and were, are and shall be expressly excepted from the lien and operation namely: (l) cash, shares of stock and obligations (including Bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for consumption in the operation of any properties of the Company; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (5) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Mortgage by reason of the occurrence of a Completed Default as defined in said Article XII.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company in the Mortgage as aforesaid, or intended so to be, unto the Trustee, and its successors, heirs and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as set forth in the Mortgage, this Fortieth Supplemental Indenture being supplemental to the Mortgage.

AND IT IS HEREBY FURTHER CONFIRMED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property in the Mortgage described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Original Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

ARTICLE I

Fortieth Series of Bonds

SECTION 1. (I) There shall be a series of bonds designated “Collateral Series due 2011” (herein sometimes referred to as the “Fortieth Series”), each of which shall also bear the descriptive title First Mortgage Bond, and the form thereof, which has been established by Resolution of the Board of Directors of the Company, is set forth on Exhibit B hereto. Bonds of the Fortieth Series shall be issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, any amount in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof) and shall be dated as in Section 10 of the Mortgage provided. Each bond of the Fortieth Series shall mature on April 5, 2011 and shall bear interest, be redeemable and have such other terms and provisions as set forth below.

(II) The Bonds of the Fortieth Series shall have the following terms and characteristics:

(a) the Bonds of the Fortieth Series shall be initially authenticated and delivered under the Mortgage in the aggregate principal amount of $320,000,000;

(b) the Bonds of the Fortieth Series shall bear interest at the rate of eight per centum (8%) per annum; interest on such bonds shall accrue from and including the date of the initial authentication and delivery thereof, except as otherwise provided in the form of bond attached hereto as Exhibit B; interest on such Bonds shall be payable on each Interest Payment Date and at Maturity (as each of such terms is hereafter defined); and interest on such Bonds during any period less than one year for which payment is made shall be computed in accordance with the Credit Agreement (as hereinafter defined);

(c) the principal of and interest on each Bond of the Fortieth Series payable at Maturity shall be payable upon presentation thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency as at the time of payment is legal tender for public and private debts; and the interest on each Bond of the Fortieth Series (other than interest payable at Maturity) shall be payable directly to the registered owner thereof;

(d) the Bonds of the Fortieth Series shall not be redeemable, in whole or in part, at the option of the Company;

(e) (i) the Bonds of the Fortieth Series are to be issued and delivered to the Administrative Agent (as hereinafter defined) in order to provide the benefit of the lien of the Mortgage as security for the obligation of the Company under the Credit Agreement to pay the Obligations (as hereinafter defined), to the extent and subject to the limitations set forth in clauses (iii) and (iv) of this subdivision;

(ii) upon the earliest of (A) the occurrence of an Event of Default under the Credit Agreement, and further upon the condition that, in accordance with the terms of the Credit Agreement, the Commitments (as hereinafter defined) shall have been or shall have terminated and any Loans (as hereinafter defined) outstanding shall have been declared to be or shall have otherwise become due and payable immediately and the Administrative Agent shall have delivered to the Company a notice demanding redemption of the Bonds of the Fortieth Series which notice states that it is being delivered pursuant to Article VII of the Credit Agreement, (B) the occurrence of an Event of Default under clause (g) or (h) of Article VII of the Credit Agreement, and (C) April 5, 2011, then all Bonds of the Fortieth Series shall be redeemed or paid immediately at the principal amount thereof plus accrued interest to the date of redemption or payment;

(iii) the obligation of the Company to pay the accrued interest on Bonds of the Fortieth Series on any Interest Payment Date prior to Maturity (a) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Obligations shall have been paid or (b) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Obligations and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of interest on the Bonds of the Fortieth Series);

(iv) the obligation of the Company to pay the principal of and accrued interest on Bonds of the Fortieth Series at or after Maturity (x) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Obligations shall have been paid or (y) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Obligations and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of principal of and accrued interest on the Bonds of the Fortieth Series).

(v) the Trustee shall be entitled to presume that the obligation of the Company to pay the principal of and interest on the Bonds of the Fortieth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Administrative Agent, signed by an authorized officer thereof, stating that the principal of and/or interest on the Bonds of the Fortieth Series has become due and payable and has not been fully paid, and specifying the amount of funds required to make such payment;

(f) no service charge shall be made for the registration of transfer or exchange of Bonds of the Fortieth Series;

(g) in the event of an application by the Administrative Agent for a substituted Bond of the Fortieth Series pursuant to Section 16 of the Original Mortgage, the Administrative Agent shall not be required to provide any indemnity or pay any expenses or charges as contemplated in said Section 16; and

(h) the Bonds of the Fortieth Series shall have such other terms as are set forth in the form of bond attached hereto as Exhibit B.

Anything in this Fortieth Supplemental Indenture or in the Bonds of the Fortieth Series to the contrary notwithstanding, if, at the time of the Maturity of such Bonds, the stated aggregate principal amount of such Bonds then Outstanding shall exceed the aggregate Commitments (as hereinafter defined), the aggregate principal amount of such Bonds shall be deemed to have been reduced by the amount of such excess.

(III) For all purposes of this Fortieth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms defined below shall have the meanings specified:

“Administrative Agent” means The Bank of New York, in its capacity as Administrative Agent under the Credit Agreement.

“Bond Delivery Agreement” means the Bond Delivery Agreement, dated April 6, 2006 between the Company and the Administrative Agent.

“Credit Agreement” means the Credit Agreement, dated as of December 17, 2004, as amended by Amendment No. 1, dated as of April 6, 2006 among the Company, the banks parties thereto, Bank of America, N.A., as Managing Agent, KeyBank National Association, as Documentation Agent, U.S. Bank, National Association, as Documentation Agent, Wells Fargo Bank, as Documentation Agent and an Issuing Bank, Union Bank of California, N.A., as Syndication Agent and an Issuing Bank, and The Bank of New York, as Administrative Agent and an Issuing Bank.

“Interest Payment Date” means March 31, June 30, September 30 and December 31 of each year, commencing June 30, 2006.

“Maturity” means the date on which the principal of the Bonds of the Fortieth Series becomes due and payable, whether at stated maturity, upon redemption or acceleration, or otherwise.

“Obligations” shall have the meaning specified in the Bond Delivery Agreement.

“Commitments”, “Loans” and “Revolving Credit Exposures” shall have the meanings specified in the Credit Agreement:

A copy of the Credit Agreement is on file at the office of the Administrative Agent at One Wall Street, 18th Floor, New York, NY 10286 and at the office of the Company at 1411 East Mission Avenue, Spokane, WA 99202.

(IV) Upon the delivery of this Fortieth Supplemental Indenture, Bonds of the Fortieth Series in an aggregate principal amount not to exceed $320,000,000 are to be issued and will be Outstanding, in addition to $910,550,000 aggregate principal amount of bonds of prior series Outstanding at the date of delivery of this Fortieth Supplemental Indenture.

ARTICLE II

Prospective Amendment

SECTION 1. The owners of the Bonds of the Fortieth Series shall be deemed to have consented to the amendment of Section 28 of the Original Mortgage to add at the end thereof a new paragraph reading as follows:

Notwithstanding the foregoing, any Opinion of Counsel delivered pursuant to subdivision (7) of this Section 28, or pursuant to any other provision of this Indenture by reference to this Section 28, may, at the election of the Company, omit any or all of the statements contained in clause (a) of subdivision (7) if there shall have been delivered to the Trustee a policy of title insurance (or endorsement thereto) issued by a nationally recognized title insurance company, in an amount not less than twenty-eight percent (28%)1 of the cost or fair value to the Company (whichever is less) of the Property Additions made the basis of such application, insuring, in customary terms, against risk of loss sustained or incurred by the Trustee by reason of any

[1]	The owners of the Bonds of the Fortieth Series shall be deemed to have consented to the amendment contained in this Section 1 of Article II, either with the percentage shown above or with any higher percentage.

circumstances or conditions by virtue of which the statements omitted from clause (a) of such Opinion of Counsel would not have been accurate if made.

ARTICLE III

Miscellaneous Provisions

SECTION 1. The terms defined in the Original Mortgage of this Fortieth Supplemental Indenture, have the meanings specified in the Original Mortgage.

SECTION 2. The Trustee hereby confirms its acceptance of the trusts in the Original Mortgage declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions in the Original Mortgage set forth, including the following:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fortieth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XVI of the Original Mortgage, shall apply to and form part of this Fortieth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Fortieth Supplemental Indenture.

SECTION 3. Whenever in this Fortieth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XV and XVI of the Original Mortgage be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Fortieth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 4. Nothing in this Fortieth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Fortieth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Fortieth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Bonds and of the coupons Outstanding under the Mortgage.

SECTION 5. This Fortieth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 6. The titles of the several Articles of this Fortieth Supplemental Indenture shall not be deemed to be any part thereof.

IN WITNESS WHEREOF, on the 6th day of April, 2006, AVISTA CORPORATION has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Corporate Secretary or one of its Assistant Corporate Secretaries for and in its behalf, all in The City of Spokane, Washington, as of the day and year first above written; and on the 6th day of April, 2006, CITIBANK, N.A., has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or one of its Senior Trust Officers or one of its Trust Officers and its corporate seal to be attested by one of its Vice Presidents or one of its Trust Officers, all in The City of New York, New York, as of the day and year first above written.

AVISTA CORPORATION

	By	/s/ Malyn K. Malquist
Senior Vice President

Attest:		Corporate Seal

/s/ Susan Y. Miner
Assistant Corporate Secretary

Executed, sealed and delivered by AVISTA CORPORATION in the presence of:

/s/ Diane C. Thoren

/s/ Ryan L. Krasselt

CITIBANK, N.A., AS TRUSTEE

	By	/s/ Wafaa Orfy
Wafaa Orfy
Vice President

Attest:		Corporate Seal

/s/ John J. Byrnes
John J. Byrnes Vice President

Executed, sealed and delivered by CITIBANK, N.A., as trustee. in the presence of:

/s/ R.T. Kirchner
R.T. Kirchner

/s/ Louis Piscitelli
Louis Piscitelli

STATE OF WASHINGTON	)
	)	ss.:
COUNTY OF SPOKANE	)

On the 6th day of April, 2006, before me personally appeared Malyn K. Malquist, to me known to be a Senior Vice President of AVISTA CORPORATION, one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.

On the 6th day of April, 2006, before me, a Notary Public in and for the State and County aforesaid, personally appeared Malyn K. Malquist, known to me to be a Senior Vice President of AVISTA CORPORATION, one of the corporations that executed the within and foregoing instrument and acknowledged to me that such Corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Notary Seal	/s/ Diane L. Kaufman
Notary Public
State of Washington
Commission Expires 07-03-08

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 4th day of April, 2006 before me personally appeared Wafaa Orfy, to me known to be a Vice President of CITIBANK, N.A., one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.

On the 4th day of April, 2006, before me, a Notary Public in and for the State and County aforesaid, personally appeared Wafaa Orfy, known to me to be a Vice President of CITIBANK, N.A., one of the corporations that executed the within and foregoing instrument and acknowledged to me that such Corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Notary Seal	/s/ Karen Katlan
Notary Public
State of New York
Commission Expires April 6, 2006

EXHIBIT A

MORTGAGE, SUPPLEMENTAL INDENTURES

AND SERIES OF BONDS

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION
Original	June 1, 1939	1	3-1/2% Series due 1964	$22,000,000	None
First	October 1, 1952	2	3-3/4% Series due 1982	30,000,000	None
Second	May 1, 1953	3	3-7/8% Series due 1983	10,000,000	None
Third	December 1, 1955		None
Fourth	March 15, 1957		None
Fifth	July 1, 1957	4	4-7/8% Series due 1987	30,000,000	None
Sixth	January 1, 1958	5	4-1/8% Series due 1988	20,000,000	None
Seventh	August 1, 1958	6	4-3/8% Series due 1988	15,000,000	None
Eighth	January 1, 1959	7	4-3/4% Series due 1989	15,000,000	None
Ninth	January 1, 1960	8	5-3/8% Series due 1990	10,000,000	None
Tenth	April 1, 1964	9	4-5/8% Series due 1994	30,000,000	None
Eleventh	March 1,1965	10	4-5/8% Series due 1995	10,000,000	None
Twelfth	May 1, 1966		None
Thirteenth	August 1, 1966	11	6 % Series due 1996	20,000,000	None
Fourteenth	April 1, 1970	12	9-1/4% Series due 2000	20,000,000	None
Fifteenth	May 1, 1973	13	7-7/8% Series due 2003	20,000,000	None
Sixteenth	February 1, 1975	14	9-3/8% Series due 2005	25,000,000	None
Seventeenth	November 1, 1976	15	8-3/4% Series due 2006	30,000,000	None
Eighteenth	June 1, 1980		None
Nineteenth	January 1, 1981	16	14-1/8% Series due 1991	40,000,000	None
Twentieth	August 1, 1982	17	15-3/4% Series due 1990-1992	60,000,000	None

Twenty-First	September 1, 1983	18	13-1/2% Series due 2013	60,000,000	None
Twenty-Second	March 1, 1984	19	13-1/4% Series due 1994	60,000,000	None
Twenty-Third	December 1, 1986	20	9-1/4% Series due 2016	80,000,000	None
Twenty-Fourth	January 1, 1988	21	10-3/8% Series due 2018	50,000,000	None
Twenty-Fifth	October 1, 1989	22	7-1/8% Series due 2013	66,700,000	None
		23	7-2/5% Series due 2016	17,000,000	None
Twenty-Sixth	April 1, 1993	24	Secured Medium- Term Notes, Series A ($250,000,000 authorized)	250,000,000	$72,000,000
Twenty-Seventh	January 1, 1994	25	Secured Medium- Term Notes, Series B ($250,000,000 authorized)	161,000,000	31,000,000
Twenty-Eighth	September 1, 2001	26	Collateral Series due 2002	220,000,000	None
Twenty-Ninth	December 1, 2001	27	7.75% Series due 2007	150,000,000	150,000,000
Thirtieth	May 1, 2002	28	Collateral Series due 2003	225,000,000	None
Thirty-first	May 1, 2003	29	Collateral Series due 2004	245,000,000	None
Thirty-second	September 1, 2003	30	6.125% Series due 2013	45,000,000	45,000,000
Thirty-third	May 1, 2004	31	Collateral Series due 2005	350,000,000	None
Thirty-fourth	November 1, 2004	32	5.45% Series due 2019	90,000,000	90,000,000
Thirty-fifth	December 1, 2004	33	Collateral Series 2004A	88,850,000	88,850,000
Thirty-sixth	December 1, 2004	34	Collateral Series 2004B	66,700,000	None
		35	Collateral Series 2004C	17,000,000	None
Thirty-seventh	December 1, 2004	36	Collateral Series 2004D	350,000,000	350,000,000
Thirty-eighth	May 1, 2005	37	Collateral Series 2005B	66,700,000	66,700,000
		38	Collateral Series 2005C	17,000,000	17,000,000
Thirty-ninth	November 1, 2005	39	6.25% Series due 2035	150,000,000	150,000,000

EXHIBIT B

FILING AND RECORDING OF

THIRTY-NINTH SUPPLEMENTAL INDENTURE

FILING IN STATE OFFICES

State	Office of	Date	Financing Statement Document Number
Washington	Secretary of State	12/29/05	2005-364-1506-8
Idaho	Secretary of State	12/29/05	B2005-0997695-2
Montana	Secretary of State	12/29/05	85637837
Oregon	Secretary of State	12/29/05	7134721

RECORDING IN COUNTY OFFICES
County	Office of	Real Estate Mortgage Records				Financing Statement Document Number
		Date	Document Number	Book	Page
Washington Adams	Auditor	12/28/05	279806	N/A	N/A	N/A
Asotin	Auditor	12/28/05	288484	N/A	N/A	N/A
Benton	Auditor	12/28/05	2005-044447	N/A	N/A	N/A
Douglas	Auditor	12/29/05	3093305	N/A	N/A	N/A
Ferry	Auditor	12/28/05	264226	N/A	N/A	N/A
Franklin	Auditor	12/28/05	1675439	N/A	N/A	N/A
Garfield	Auditor	12/28/05	20059619	N/A	N/A	N/A
Grant	Auditor	12/29/05	1182905	N/A	N/A	N/A
Klickitat	Auditor	12/30/05	1059170	N/A	N/A	N/A
Lewis	Auditor	12/29/05	3240934	N/A	N/A	N/A
Lincoln	Auditor	12/28/05	20050439140	89	2446	N/A
Pend Oreille	Auditor	12/28/05	20050285013	N/A	N/A	N/A
Skamania	Auditor	12/30/05	2005160050	N/A	N/A	N/A
Spokane	Auditor	12/29/05	5324706	N/A	N/A	N/A
Stevens	Auditor	12/28/05	2005-0016334	339	3508	N/A
Thurston	Auditor	1/3/06	3797611	N/A	N/A	N/A
Whitman	Auditor	12/28/05	668529	N/A	N/A	N/A
Idaho Benewah	Recorder	12/28/05	241066	N/A	N/A	N/A
Bonner	Recorder	12/29/05	695305	N/A	N/A	N/A
Boundary	Recorder	12/28/05	224402	N/A	N/A	N/A
Clearwater	Recorder	12/28/05	201373	N/A	N/A	N/A
Idaho	Recorder	12/28/05	445810	N/A	N/A	N/A

RECORDING IN COUNTY OFFICES
County	Office of	Real Estate Mortgage Records				Financing Statement Document Number
		Date	Document Number	Book	Page
Kootenai	Recorder	12/29/05	2004597	N/A	N/A	N/A
Latah	Recorder	12/28/05	501824	N/A	N/A	N/A
Lewis	Recorder	1/3/06	133029	N/A	N/A	N/A
Nez Perce	Recorder	12/28/05	725879	N/A	N/A	N/A
Shoshone	Recorder	12/28/05	428231	N/A	N/A	N/A
Montana Big Horn	Clerk & Recorder	12/29/05	334151	85	190	N/A
Broadwater	Clerk & Recorder	12/30/05	152259	90	553	N/A
Golden Valley	Clerk & Recorder	12/30/05	78648	M	12313	N/A
Meagher	Clerk & Recorder	12/30/05	115335	F63	738	N/A
Mineral	Clerk & Recorder	12/29/05	98861	N/A	N/A	N/A
Rosebud	Clerk & Recorder	12/30/05	98937	113	831	N/A
Sanders	Clerk & Recorder	12/29/05	52783	N/A	N/A	N/A
Stillwater	Clerk & Recorder	1/3/06	325109	N/A	N/A	N/A
Treasure	Clerk & Recorder	12/29/05	79407	17	707	N/A
Wheatland	Clerk & Recorder	12/29/05	103573	M	16861	N/A
Yellowstone	Clerk & Recorder	1/19/06	3364267	N/A	N/A	N/A
Oregon Douglas	Recorder	12/29/05	2005-032359	N/A	N/A	N/A
Jackson	Recorder	12/30/05	2005-078780	N/A	N/A	N/A
Josephine	Recorder	12/29/05	2005-030457	N/A	N/A	N/A
Klamath	Recorder	1/3/06	N/A	M06	00034	N/A
Morrow	Recorder	12/29/05	05-015650	N/A	N/A	N/A
Union	Recorder	12/29/05	20056954	N/A	N/A	N/A
Wallowa	Recorder	12/29/05	05-054734	N/A	N/A	N/A

EXHIBIT C

PROPERTY ADDITIONS

First

AN ADDITIONAL ELECTRIC SUBSTATION AND SUBSTATION SITE OF THE COMPANY, in the State of Idaho, including all buildings, structures, towers, poles equipment appliances and devices for transforming, converting and distributing electric energy, and the lands of the company on which the same are situated and all of the company’s real estate and interests therein, machinery, equipment, appliances, devices, appurtenances and supplies, franchises, permits and other rights and other property forming a part of said substation or any of them, or used or enjoyed or capable of being used or enjoyed in connection with any thereof, including, but not limited to, the following situated in the State of Idaho, to wit:

Kootenai County, Idaho: “Avondale 115kV Substation”; Property No. ID-K-032; Grantor: Walter M. Sims, Trustee of the Walter M. Sims Intervivos Trust; Ptn of NE/4 in Section 11, Township 51 North, Range 4 West, B.M.

Second

BUSINESS OFFICE AND MISCELLANEOUS REAL ESTATE, in the State of Washington, to wit:

Spokane County, Washington: “Avista Headquarters”; Property No. WA-32-001; Grantor: IRE-WWP, Inc.; Ptn of Block 3 and all of Blocks 14, 15, Ross Park; Ptn Lots 3, 4, 5, 6 7 & 8, Subdivision of Block 4, Ross Park; Lots 1, 2, 3, 4, 5, 6 & 7, Block 1 and Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 & 14, Block 2, Robert’s Sub of Block 16, Ross Park; Ptn Lots 1 & 6, all of Lots 2, 3, 4 & 5, Forester’s Sub of Block 17, Ross Park; and Ptn of Lots 17 & 18, Ross Sub of Block 18, Ross Park; all in the SW/4 of Section 9, Township 25 North, Range 43 East, W.M.

C-1

Third

ADDITIONAL PROTECTION, MITIGATION AND ENHANCEMENT PROPERTY of the Company, in the States of Idaho and Montana, real, personal, or mixed, acquired, constructed and/or installed in, on, under and/or proximate to the Company’s Clark Fork hydroelectric development (including, without limitation, the Cabinet Gorge Hydroelectric Generating Station and the Noxon Rapids Hydroelectric Generating Station) for the purpose of protecting and/or enhancing wildlife (including fish and aquatic life), botanical life and/or wetlands, and/or mitigating any harm or damage thereto, and all other property, real, personal or mixed, used or enjoyed or capable of being used or enjoyed in conjunction therewith, including, but not limited to, the following in the States of Idaho and Montana, to wit:

1.	Bonner County, Idaho: “Cabinet Gorge Mitigation”; Property No. ID-7B-251; Grantor: Thelma L. Nyby; Lots 1-3, Block 9, Granite Creek Properties, Unit 2 in Section 26, Township 55 North, Range 1 West, B.M.

2.	Sanders County, Montana: “Noxon Rapids Mitigation”; Property No. MT-35-252; Grantor: Framing Systems, Inc.; Lots 24, 25, 26 and 41, Steep River Ranch, a subdivision in S/2 of Section 2, and N/2 of Section 11; all in Township 22 North, Range 30 West, M.P.M.

C-2

EXHIBIT D

(Form of Bond)

This bond is non-transferable, except to a successor

Administrative Agent under the Credit Agreement referred to herein.

AVISTA CORPORATION

First Mortgage Bond,

Collateral Series due 2011

REGISTERED	REGISTERED

NO.	$

AVISTA CORPORATION, a corporation of the State of Washington (hereinafter called the Company), for value received, hereby promises to pay to

, as Administrative Agent under the Credit Agreement hereinafter referred to or registered assigns, on April 5, 2011,

DOLLARS

and to pay the registered owner hereof interest thereon from April 6, 2006 in arrears on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 2006 (each such date being hereinafter called an “Interest Payment Date”) and at Maturity (as hereinafter defined), at the rate of eight per centum (8%) per annum computed as provided in the Fortieth Supplemental Indenture hereinafter referred to, until the Company’s obligation with respect to the payment of such principal shall have been discharged. The principal of and interest on this bond payable at Maturity shall be payable upon presentation hereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The interest on this bond (other than interest payable at Maturity) shall be paid directly to the registered owner hereof. Interest payable at Maturity shall be paid to the person to whom principal shall be paid. As used herein, the term “Maturity” shall mean the date on which the principal of this bond becomes due and payable, whether at stated maturity, upon redemption or acceleration, or otherwise.

This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, Collateral Series due 2011 all bonds of all such series being issued and issuable under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of June 1, 1939, executed by the Company (formerly known as The Washington Water Power Company) to City Bank Farmers Trust Company and Ralph E. Morton, as Trustees (Citibank, N.A., successor Trustee to both said Trustees). Such mortgage and deed of trust has been amended and supplemented by various supplemental indentures, including the Fortieth Supplemental Indenture, dated as of April 1, 2006 (the “Fortieth Supplemental Indenture”) and, as so amended and supplemented, is herein called the “Mortgage”. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. If there shall be a conflict between the terms of this bond and the provisions of the Mortgage, the provisions of the Mortgage shall control to the extent permitted by law. By its acceptance of this bond, the holder hereof is deemed to have consented and agreed to all of the terms and provisions of the Mortgage.

The Mortgage may be modified or altered by affirmative vote of the holders of at least 60% in principal amount of the bonds outstanding under the Mortgage, considered as one class, or, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected, then such modification or alteration may be effected with the affirmative vote only of 60% in principal amount of the bonds outstanding of the series so to be affected, considered as one class, and, furthermore, for limited purposes, the Mortgage may be modified or altered without any consent or other action of holders of any series of bonds. No modification or alteration shall, however, permit an extension of the Maturity of the principal of, or interest on, this bond or a reduction in such principal or the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of a lien on the mortgaged and pledged property without the consent of the holder hereof.

The bonds of this series are not redeemable, in whole or in part, at the option of the Company.

The bonds of this series have been issued and delivered to The Bank of New York, as Administrative Agent under the Credit Agreement (as such terms are defined in the Fortieth Supplemental Indenture) in order to provide the benefit of the lien of the Mortgage as security for the obligation of the Company under the Credit Agreement to pay the Obligations (as so defined), to the extent and subject to the limitations set forth below.

Upon the earliest of (A) the occurrence of an Event of Default under the Credit Agreement, and further upon the condition that, in accordance with the terms of the Credit Agreement, the Commitments (as defined in the Fortieth Supplemental Indenture) shall have been or shall have terminated and any Loans (as so defined) outstanding shall have been declared to be or shall have otherwise become due and payable immediately and the Administrative Agent shall have delivered to the Company a notice demanding redemption of the bonds of this series which notice states that it is being delivered pursuant to Article VII of the Credit Agreement, (B) the occurrence of an Event of Default under clause (g) or (h) of Article VII of the Credit Agreement, and (C) April 5, 2011, then all bonds of this series shall be redeemed or paid immediately at the principal amount thereof plus accrued interest to the date of redemption or payment.

The obligation of the Company to pay the accrued interest on bonds of this series on any Interest Payment Date prior to Maturity (a) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Obligations shall have been paid or (b) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Obligations and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of interest on the bonds of this series).

The obligation of the Company to pay the principal of and accrued interest on bonds of this series at or after Maturity (x) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Obligations shall have been paid or (y) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Obligations and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of principal of and accrued interest on the bonds of this series).

Anything in this bond to the contrary notwithstanding, if, at the time of the Maturity of the bonds of this series, the stated aggregate principal amount of such bonds then outstanding shall exceed the aggregate Commitments (as defined in the Fortieth Supplemental Indenture), the aggregate principal amount of such bonds shall be deemed to have been reduced by the amount of such excess.

The principal hereof may be declared or may become due prior to the stated maturity date on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Completed Default as in the Mortgage provided.

As provided in the Mortgage and subject to certain limitations therein set forth, this bond or any portion of the principal amount hereof will be deemed to have been paid if there has been irrevocably deposited with the Trustee moneys or direct obligations of or obligations guaranteed by the United States of America, the principal of and interest on which when due, and without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and premium, if any, and interest on this bond when due.

The Mortgage contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer, or lease, of assets to, another corporation and to the assumption by such other corporation, in certain circumstances, of all of the obligations of the Company under the Mortgage and on the bonds secured thereby.

This bond is non-transferable except as required to effect transfer to any successor administrative agent under the Credit Agreement, any such transfer to be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer whenever required by the Company duly executed by the registered owner or by its duly authorized attorney, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until Citibank, N.A., the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, AVISTA CORPORATION has caused this bond to be signed in its corporate name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Corporate Secretary or one of its Assistant Corporate Secretaries by his signature or a facsimile thereof.

Dated:	AVISTA CORPORATION

By:

ATTEST:

TRUSTEE’S CERTIFICATE

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

CITIBANK, N.A.
Trustee

By:
Authorized Officer

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________

[please insert social security or other identifying number of assignee]

_______________________________________________________________

[please print or typewrite name and address of assignee]

_______________________________________________________

the within bond of AVISTA CORPORATION and does hereby irrevocably constitute and appoint                     , Attorney, to transfer said bond on the books of the within-mentioned Company, will full power of substitution in the premises.

Dated:	______________

___________________________
Notice: The signature to this assignment must correspond with the name as written upon the face of the bond in every particular without alteration or enlargement or any change whatsoever.